Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 16, 2007 (which includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment effective January 1, 2006), relating to the consolidated financial statements of Zynex Medical Holdings, Inc. and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ GHP HORWATH, P.C.

GHP HORWATH, P.C.

Denver, Colorado
January 28, 2008